Exhibit 1.1

CAPITAL AUTOMOTIVE REIT

$100,000,000 of Convertible Notes due 2024

UNDERWRITING AGREEMENT

May 7, 2004

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

      1. Introductory. Capital Automotive REIT, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Underwriter”) 6% convertible notes due 2024 of the Company (the “Notes”) in the aggregate principal amount of $100,000,000 (the "Firm Securities”), and to issue and sell not more than an aggregate of $10,000,000 additional principal amount of Notes (the “Optional Securities”), as set forth below. The Company understands that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems advisable after this Agreement has been executed and delivered. The Notes will be issued pursuant to an indenture, dated as of April 15, 2004 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, as Trustee, as supplemented and amended by a second supplemental indenture, dated as of May 12, 2004, to the Base Indenture relating to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company hereby agrees with the Underwriter as follows:

      2. Representations and Warranties of the Company with Respect to Registration Under the Act. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) A registration statement on Form S-3 (File No. 333-106445) with respect to the Notes, including a base prospectus dated July 3, 2003 (the “Base Prospectus”), was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, was filed with the Commission and was declared effective on July 3, 2003. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. A final prospectus supplement (the "Prospectus Supplement”) setting forth the final terms of the offering, sale and plan of distribution of the Notes and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations). Copies

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of such registration statement, the Prospectus Supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the registration statement and of each amendment thereto for the Underwriter and its counsel) have been delivered or made available to the Underwriter and its counsel. The registration statement, including the Base Prospectus, as it may have heretofore been amended, is referred to herein as the “Registration Statement.” The term “Prospectus” as used herein means the Base Prospectus together with the Prospectus Supplement. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. As used herein, the term “Incorporated Documents” means the documents which are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Notes by the Underwriter or any dealer. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Notes.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements and the conditions for using a registration statement on Form S-3 under the Act and the 1933 Act Rules and Regulations.

          (c) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the

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preparation thereof, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (d) The Incorporated Documents when they became or become effective under the Act or were or are filed with the Commission under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act, the 1933 Act Rules and Regulations, the Exchange Act and/or the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations”), as applicable, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (e) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, all financial statements required by Rule 3-14 of Regulation S-X (“Rule 3-14”) have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with such requirements. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

          (f) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company and Capital Automotive L.P., a Delaware limited partnership (the "Partnership”), threatened to which the Company, the Partnership or any subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; to the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company, the Partnership or any of the subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the

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Company, the Partnership or any of their subsidiaries of a character required to be disclosed and properly described therein; all agreements between the Company, the Partnership or any of their subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Partnership or one or more of their subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles.

          (g) Ernst & Young LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Act and the 1933 Act Rules and Regulations.

      3. Representations and Warranties of the Company and the Partnership. The Company and the Partnership represent and warrant to, and agree with, the Underwriter that:

          (a) The Company has been duly organized and is an existing real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or on the aggregate, to so register or qualify does not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, the Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

          (b) The Partnership and each subsidiary of the Company or the Partnership is existing and in good standing under the laws of the respective jurisdiction of incorporation or formation, with partnership, corporate or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the Prospectus; the Partnership and each subsidiary of the Company or the Partnership is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or in the aggregate, to so register and qualify does not have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company or the Partnership have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each subsidiary owned by the Company or the Partnership, directly or through subsidiaries, are owned free from liens, encumbrances and defects. As of March 31, 2004, the Company owned an approximate 1% general partnership interest and an approximate 81.8% limited partnership interest in the Partnership.

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          (c) As of April 30, 2004, the Company had (i) 36,188,053 common shares of beneficial interest (“Common Shares”), (ii) 3,950,000 shares of Series A preferred shares (“Series A Preferred Shares”) and (iii) 2,500,000 shares of Series B preferred shares (“Series B Preferred Shares”) issued and outstanding, and no shares of any other class of shares of beneficial interest were issued and outstanding. All outstanding shares of beneficial interest of the Company are validly issued, fully paid and nonassessable, except for 11 shares issued to officers, trustees, employees and consultants of the Company in connection with the Company’s initial public offering (the “IPO Shares”); all of the issued and outstanding units of partnership interest in the Partnership (“Partnership Units”) have been duly authorized by the Company as General Partner of the Partnership; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws, except that the issuance of the IPO Shares was not duly authorized under Title 8 of the Maryland General Corporation Law (“Title 8”) by the Company’s Board of Trustees; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

          (d) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Notes.

          (e) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (f) The issuance and sale of the Notes have been duly authorized by all necessary action of the Company and, when the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Notes will be validly issued and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. The Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus. The Indenture has been duly authorized by the Company and, on the Closing Date,

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will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will, on the Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture will conform in all material respects to the description thereof contained in the Prospectus. On the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended. The enforceability of the Notes and Indenture against the Company may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

          (g) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company, except (i) such as have been obtained and made under the Act, (ii) such as may be required by the National Association of Securities Dealers, Inc. (the "NASD”) in connection with the purchase and distribution of the Notes by the Underwriter, and (iii) such as may be required under state securities laws.

          (h) The execution, delivery and performance of this Agreement, the Indenture and the Notes, and the issuance and sale of the Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Partnership or any of their subsidiaries or any of their real properties and all other properties and assets owned by them (“Properties,” or individually, a “Property”), (ii) any agreement or instrument to which the Company, the Partnership or any such subsidiary is a party or by which the Company, the Partnership or any such subsidiary is bound or to which any of the Properties of the Company, the Partnership or any such subsidiary is subject, or (iii) the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Partnership or any such subsidiary.

          (i) The Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

          (j) This Agreement has been duly authorized, executed and delivered by the Company and the Partnership.

          (k) Except as disclosed in the Prospectus, the Company, the Partnership or their subsidiaries have good and marketable title to all Properties, in each case free from liens, encumbrances and defects that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them; the

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Company, the Partnership or the applicable subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties and has obtained a commitment to obtain such an owner’s title insurance policy with respect to each pending property acquisition described in the Prospectus; except as disclosed in the Prospectus, the Company, the Partnership and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; except as disclosed in the Prospectus or as generally described in “Item 1. BUSINESS” under the heading “THE PROPERTIES, LEASES, TYPICAL LEASE TERMS AND DEALERSHIPS – Leases and Typical Lease Terms — Right of First Negotiation, First Offer and Offer to Purchase Property” in the Company’s annual report on Form 10-K for the 2003 fiscal year, no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein; neither the Company, the Partnership nor any of their subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that would have a material and adverse effect on the size of, use of, improvements on, construction on or access to any particular Property.

          (l) The Company, the Partnership and their subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Prospectus, except to the extent that any failure to have any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that would individually or in the aggregate have a Material Adverse Effect, and the Company, the Partnership and their subsidiaries are not aware of any proceedings relating to the revocation or modification of same.

          (m) No labor dispute with the employees of the Company, the Partnership or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (n) The Company, the Partnership and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Partnership or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

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          (o) Except as otherwise disclosed in the Prospectus or as would not have a material and adverse effect with respect to any particular Property, (i) neither the Company nor the Partnership has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; (ii) to the knowledge of the Company and the Partnership, the properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, (collectively, “Environmental Laws”), and the Company and the Partnership are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; (iii) neither the Company nor the Partnership has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company and the Partnership threatened claim, litigation or any administrative agency proceeding that: (A) alleges a violation of any Environmental Laws by the Company or the Partnership; (B) that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; (C) has resulted in or could result in the attachment of an environmental lien on any of the properties; or (D) alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Properties, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards. In the ordinary course of its business, the Company and the Partnership conduct or review Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Partnership.

          (p) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Partnership or any of their subsidiaries or any of the respective Properties that, if determined adversely to the Company, the Partnership or such subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Partnership to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company’s or the Partnership’s knowledge, threatened or contemplated.

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          (q) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Partnership and their subsidiaries taken as a whole, and, except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

          (r) The system of internal accounting controls of the Company, the Partnership and their subsidiaries, taken as a whole, is sufficient to meet the broad objectives of internal accounting controls insofar as those that would be material in relation to the Company’s financial statements; and, to the Company’s and Partnership’s knowledge, neither the Company, the Partnership nor any of their subsidiaries, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership or any of their subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership or any of their subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (s) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “1940 Act”).

          (t) The Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company and, to the knowledge of the Company, all other partners of the Partnership, and constitutes a valid and binding agreement of the Company and, to the knowledge of the Company, all other partners of the Partnership, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

          (u) Neither the Company, the Partnership nor any subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Partnership or such subsidiary is a party or by which any of them or their respective properties is bound except in the case of clause (ii) for such breaches or defaults which would not have a Material Adverse Effect.

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          (v) Each of the Company, the Partnership and their subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or the Partnership, nor does the Company, the Partnership or any subsidiary know of any tax deficiency which is likely to be asserted against any such entity; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

          (w) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code; the Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

          (x) Each of the Company, the Partnership and their subsidiaries maintains or causes tenants to maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts the Company, the Partnership and their subsidiaries deem adequate and consistent with industry practices, if any, for their business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (y) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Partnership or any subsidiary to or for the benefit of any of the officers or trustees of the Company or any of their family members.

          (z) In connection with the offering of the Notes, the Company has not offered and will not offer its Notes or any other securities convertible into or exchangeable or exercisable for Notes in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Notes, except as contemplated herein.

          (aa) None of the entities which prepared appraisals of the Company’s, the Partnership’s or any of their subsidiaries’ Properties or Phase I environmental assessment reports with respect to the Properties was employed for such purpose on a contingent basis or, to the knowledge of the Company or the Partnership, has any substantial interest in the Company or the Partnership, and none of their directors, officers or employees is connected with the Company or the Partnership as a promoter, selling agent, voting trustee, officer or employee.

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      4. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $100,000,000 in principal amount of Notes at a purchase price equal to 97.25% of the principal amount thereof.

      The Company will deliver, against payment of the purchase price, the Notes to the Underwriter in the form of one or more permanent global securities in definitive form deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global certificate will be held only in book-entry from through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Securities shall be made by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at 10:00 A.M., New York time, on May 12, 2004, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Notes sold pursuant hereto.

      In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price to be paid for the Firm Securities, plus accrued interest thereon, if any, from May 12, 2004. The Company agrees to sell to the Underwriter the aggregate principal amount of Optional Securities specified in such notice, and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given unless otherwise agreed. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (each, an "Optional Global Security”) deposited with DTC and registered in

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the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriter in Federal (same day) funds wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company, against delivery to DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

      5. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale to the public as set forth in the Prospectus.

      6. Certain Agreements of the Company. The Company agrees with the Underwriter that:

          (a) The Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b), as agreed to by the Underwriter based on their review of drafts of the Prospectus Supplement.

          (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent, not to be withheld unreasonably; and, if at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly of the effectiveness of such post-effective amendment and of any request by the Commission for amendment or supplementation of a Registration Statement or the Prospectus or of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Company will use its good faith reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of the Underwriter to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

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          (d) As soon as practicable but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (or, if later, the Effective Date of any Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Underwriter copies of each Registration Statement (two of which will include copies of original signature pages and all exhibits thereto), each related preliminary prospectus, and, so long as a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the filing of the Prospectus Supplement under Rule 424. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now subject.

          (g) During the period of five years hereafter, the Company will furnish to the Underwriter and, upon request, to each of the other Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available during the first year after this Agreement, and upon request during the second through fifth years after this Agreement, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.

          (h) The Company and the Partnership will pay all expenses incident to the performance of their obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Notes, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in

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distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

          (i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of its beneficial interest or securities convertible into or exchangeable or exercisable for any shares of its beneficial interest, or publicly disclose, other than by filing with the Commission as registration statement under the Act, the intention to make any such offer, sale, pledge or disposition without the prior written consent of the Underwriter, except for (i) issuances of Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (iii) issuances of Common Shares pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (iv) issuances of shares of beneficial interest of the Company and Partnership Units in connection with the acquisition of Properties and in connection with joint ventures and similar arrangements, so long as the recipients agree not to sell or transfer the shares of beneficial interest of the Company or Partnership Units for a period of 90 days after the date of the public offering the Offered Securities without the prior written consent of the Underwriter, (v) issuances, for no consideration, of no more than 100 shares to one or more persons unaffiliated with the Company and the Partnership as door or drawing prizes in connection with the Company’s marketing efforts, or (vi) issuances of Common Shares pursuant to the Company’s dividend reinvestment and stock purchase plan.

          (j) The Company and the Partnership will use the net proceeds received from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds”.

          (k) The Company will use its best efforts to maintain the uninterrupted quotation of the Company’s Common Shares on the Nasdaq National Market or in lieu thereof, the New York Stock Exchange.

          (l) Until such time, if any, as the Company determines to revoke its election to be taxed as a real estate investment trust under the Code and such determination is approved by the Company’s shareholders in accordance with the terms of the Company’s Declaration of Trust, the Company and the Partnership will use their best efforts to (i) meet the requirements to qualify as a real estate investment trust under the Code, and (ii) to cause each of their subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

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          (m) The Company and the Partnership will conduct their affairs in such a manner so as to ensure that neither the Company, the Partnership nor any subsidiary will be deemed to be an “investment company” or an entity “controlled” by an investment company within the meaning of the 1940 Act.

     7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriter shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the 1933 Act Rules and Regulations thereunder and stating to the effect that:

          (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations;

          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Rules and Regulations or that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

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(B) the net income and net income per share amounts for the three-month periods ended March 31, 2004 and 2003 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the shares of beneficial interest or any increase in debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in net operating income or in the total or per share amounts of consolidated net income, except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

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          (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange, quotation system or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of major hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.

          (d) The Underwriter shall have received an opinion, dated such Closing Date, of Shaw Pittman LLP, counsel for the Company and the Partnership (which opinion shall state that counsel to the Underwriter shall be entitled to rely on such opinion with respect to matters of Maryland law in issuing the opinion required by Section 7(e) hereof), to the effect that:

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          (i) The Company is an existing real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own or lease its Properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign real estate investment trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure, individually or in the aggregate, to so register or qualify does not have a Material Adverse Effect;

          (ii) The Partnership is an existing limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus, and the Partnership is duly qualified to do business as a foreign limited partnership in good standing in all other jurisdictions in which its ownership or lease of Property or the conduct of its business require such qualification, except where the failure, individually or in the aggregate, to so register or qualify does not have a Material Adverse Effect; and as of March 31, 2004, the Company was the sole general partner of the Partnership and owned an approximate 1% general partnership interest and an approximate 81.8% limited partnership interest in the Partnership;

          (iii) As of April 30, 2004 the Company had (i) 36,188,053 Common Shares, (ii) 3,950,000 Series A Preferred Shares and (iii) 2,500,000 shares of Series B Preferred Shares issued and outstanding, and no shares of any other class of shares of beneficial interest were issued and outstanding. All outstanding shares of beneficial interest of the Company, other than the IPO Shares, are validly issued, fully paid and nonassessable; the Partnership Units have been duly authorized by the Company as General Partner of the Partnership; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Partnership Units have been offered, sold and issued by the Company or the Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws, except that the issuance of the IPO Shares were not duly authorized under Title 8 by the Company’s Board of Trustees; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial ownership of the Company;

          (iv) The issuance and sale of the Notes have been duly authorized by all appropriate action of the Company and, when the Notes have been delivered and paid for in accordance with this Agreement on the Closing Date, such Notes will be validly issued and legally binding obligations of the Company, enforceable against the Company

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in accordance with their terms. The Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will, on the Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture will conform in all material respects to the description thereof contained in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The enforceability of the Notes and Indenture against the Company may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

          (v) Except as described in the Prospectus or as set forth in the Partnership Agreement and to such counsel’s knowledge, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

          (vi) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the 1940 Act;

          (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except (i) such as have been obtained and made under the Act (ii) such as may be required by the NASD in connection with the purchase and distribution of the Notes by the Underwriter, and (iii) such as may be required under state securities law;

          (viii) The execution, delivery and performance of this Agreement and the issuance and sale of the Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) to such counsel’s knowledge, any statute, any rule or regulation of the United States, the Revised Uniform Limited Partnership Act of the State of Delaware or the laws of the State of Maryland or order of any governmental agency or body or any court having jurisdiction over the Company or

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any subsidiary of the Company or any of their Properties, or (ii) to such counsel’s knowledge, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company, the Partnership Agreement, or the organizational documents of CARS-CN1-2, L.P. and CARS-DB4 L.P. (each, a “Significant Subsidiary”), and, to the knowledge of such counsel, any other subsidiary of the Company or the Partnership, except in the case of (i) and (ii), for such breaches or defaults which will not have a Material Adverse Effect;

          (ix) Neither the Company, the Partnership nor any Significant Subsidiary, to the knowledge of such counsel, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective declaration of trust, articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, the Partnership or such Significant Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (ii) for such breaches or defaults which will not have a Material Adverse Effect;

          (x) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus (except for the financial statements and the notes thereto, schedules and other financial data included therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; while such counsel has not verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, nothing has come to such counsel’s attention that causes such counsel to believe that any part of a Registration Statement (except for the financial statements and the notes thereto, schedules and other financial data included therein, as to which such counsel need express no opinion), as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be

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stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Prospectus Supplement) (except for the financial statements and the notes thereto, schedules and other financial data included therein, as to which such counsel need express no opinion), as of the date of the Prospectus Supplement or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus (as modified by the Incorporated Documents) of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; provided, however, that such counsel need not express an opinion as to the financial statements and schedules or other financial data contained in the Registration Statement or the Prospectus;

          (xi) Each of the Company and the Partnership has full corporate or partnership right, power and authority to enter into, deliver and perform this Agreement and the Company has full corporate right, power and authority to issue, sell and deliver the Notes. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

          (xii) The Company, the Partnership and the Significant Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted or contemplated by the Prospectus, except to the extent that any failure to have any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals would not have, individually or in the aggregate, a Material Adverse Effect, and, to such counsel’s knowledge, have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Partnership or any of the Significant Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

          (xiii) To the knowledge of such counsel, except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Partnership or any of the Significant Subsidiaries or any of the respective Properties that, if determined adversely to the Company, the Partnership or such Significant Subsidiaries, would individually or in the aggregate have a Material Adverse

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Effect, or would materially and adversely affect the ability of the Company or the Partnership to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated;

          (xiv) The Partnership Agreement has been duly and validly authorized, executed and delivered by the Company, and to the knowledge of such counsel, all other partners of the Partnership, and constitutes a valid and binding agreement of the Company and, to the knowledge of such counsel, all other partners of the Partnership, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity;

          (xv) The Company qualified as a real estate investment trust (“REIT”) under the Code for its taxable years ending through December 31, 2003;

          (xvi) The Company is organized in conformity with the requirements for qualification as a REIT under the Code, and its current method of operation will enable it to meet the requirements for qualification as a REIT for the current taxable year and for future taxable years;

          (xvii) The leases entered into by the Company constitute true leases for federal income tax purposes;

          (xviii) The statements in the Prospectus set forth under the caption “Federal Income Tax Consequences” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects, and the discussion thereunder expresses the opinion of Shaw Pittman LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with regard to those matters; and

          (xix) The statements in the Prospectus Supplement under the caption “Description of Notes,” insofar as such statements constitute a summary of the documents referred to therein, fairly summarize such documents and present the information called for by the Act and the rules and regulations promulgated thereunder.

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          (e) The Underwriter shall have received from Hunton & Williams LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Notes delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Senior Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and the Partnership in this Agreement are true and correct; the Company and the Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; and, subsequent to the date(s) of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (g) The Underwriter shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     The Company agrees to provide the Underwriter by May 12, 2004 with “lock-up” letters (which are satisfactory to the Underwriter and have a term of 60 days (30 days with respect to the Common Shares acquired upon the exercise of options) from the date of the Prospectus Supplement) from each of the individuals listed on the attached Schedule A.

     The Company and the Partnership will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

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     8. Indemnification and Contribution.

          (a) The Company and the Partnership will jointly and severally indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

          (b) The Underwriter will indemnify and hold harmless the Company, its trustees and officers, the Partnership and each person, if any who controls the Company or the Partnership within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Partnership by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the

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first paragraph under the caption “Underwriting,” and the information contained in the 9th and 10th paragraphs (including the bullet points thereunder) under the caption “Underwriting.”

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure, and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel, in addition to local counsel and counsel for the indemnifying party, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction, unless there are multiple indemnified parties in such proceedings and any indemnified party is advised by counsel that representation of multiple indemnified parties by the same counsel would be inappropriate due to an actual or potential conflict of interest. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other from the offering of the Notes or

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May 7, 2004

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the Company or the Underwriter (as set forth in the last sentence of subsection (b) above) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and the Partnership under this Section shall be in addition to any liability which the Company and the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     9. [Reserved.]

Credit Suisse First Boston LLC
May 7, 2004

     10. Survival of Certain Representations and Obligations; Expenses. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and Section 3 and all obligations under Section 6 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the offering of the Offered Securities and the performance of its obligations under this Agreement. In all other instances, the Underwriter will be responsible for all of its out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the offering of the Offered Securities or the performance of their obligations under this Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Credit Suisse First Boston LLC
May 7, 2004

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8270 Greensboro Drive, Suite 950, McLean, VA 22102, Attention: David S. Kay, Senior Vice President, Chief Financial Officer and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and controlling persons referred to in Section 8. No other person, other than the parties hereto, controlling persons referred to in Section 8, officers, directors and trustees, and their respective successors, heirs and legal representatives, will have any right or obligation hereunder.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

CAPITAL AUTOMOTIVE REIT

		By:	/s/ David S. Kay

		Name:	David S. Kay
		Title:	Senior Vice President, Chief Financial Officer & Treasurer

CAPITAL AUTOMOTIVE L.P.

By: Capital Automotive REIT, its general partner

		By:	/s/ David S. Kay

		Name:	David S. Kay
		Title:	Senior Vice President, Chief Financial Officer & Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Eric Anderson

Name:	Eric Anderson
Title:	Managing Director

SCHEDULE A

John E. Anderson

Lisa M. Clements

Thomas D. Eckert

Jay M. Ferriero

David S. Kay

John J. Pohanka

Robert M. Rosenthal

Vincent A. Sheehy

John M. Weaver